CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
John D. McCown		www.theequitygroup.com
Chief Executive Officer		Adam Prior (212) 836-9606
(800) 554 - 1589		Ethan Guttenplan (212) 836-9605
www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE ANNOUNCES SECOND QUARTER FINANCIAL RESULTS

Company to hold conference call this afternoon at 5:00 PM ET

Jacksonville, FL – August 4, 2008 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported its financial results for the second quarter ended June 30, 2008 (see attached table). Revenue increased 14.7% from the prior year to $33.9 million, reflecting continued growth. Sharply higher fuel costs mitigated this growth and the second quarter operating ratio was 93.5% in 2008 versus 82.2% in 2007. The Company estimates that the net effect of fuel costs compared to the year ago second quarter negatively impacted its operating ratio by 8.7 percentage points.

Operating income was $2.2 million in 2008, compared with $5.3 million in 2007. That overall reduction in operating income parallels the net detrimental effect of fuel costs, which are estimated at $2.9 million. Trailer Bridge also incurred professional costs related to the strategic alternatives process and the antitrust investigation of $496,000 during the quarter. For the second quarter, the net effect of the Dominican Republic service was a loss of $0.9 million, but this business is now incrementally profitable. The Company had a net loss of $329,000, or $0.03 per share, for the second quarter compared to a net loss of $1.9 million, or $0.16 per share, in the year earlier period, which included a non-recurring tax charge of $4.6 million.

Revenue was $33.9 million, an increase of 14.7% compared to $29.6 million in 2007. Excluding the effect of fuel surcharges, revenue increased 8.4% from the year ago quarter. Southbound container volume was up 6.5%, car and other vehicle volume was up 12.9% and northbound container volume was up 41.6%. The only category showing weakness was movements of shipper owned or leased equipment, primarily comprised of flatbeds, which was down 19.4%. Revenue to and from the Dominican Republic exceeded $1.5 million, or almost three times the $566,000 in revenue during the first quarter. The Company’s deployed vessel capacity utilization was 85.7% southbound and 26.8% northbound, compared to 87.7% and 23.2%, respectively, during 2007.

Trailer Bridge has taken steps that it believes have remedied approximately one-half of the $2.9 million adverse fuel effect during the quarter. The Company adjusted its vessel deployment at the beginning of June to meaningfully reduce tug and fuel costs without impacting the ports that it serves. Trailer Bridge has implemented additional fuel surcharges, including an 11% increase that went into effect July 15. The deployment adjustment will result in increased vessel capacity utilization in both directions in the third quarter.

Trailer Bridge, Inc.	Page 2
August 4, 2008

CEO John D. McCown said, “We continued to grow our business even after this deployment adjustment as revenue in June was higher than May. This adjustment will materially benefit our third quarter results. Between the reduction of tug and fuel cost and the further fuel surcharges that have taken effect, we are already performing well ahead of second quarter results.”

Mr. McCown continued, “Our second quarter revenue growth of 14.7% was a slight step up from the 13.3% top line growth we achieved in the first quarter. Even with the deployment adjustment, the Company’s growth is continuing with overall July revenue coming in 24.2% ahead of last year. Excluding the effect of fuel surcharges, July revenue increased 15.2%.”

Financial Position
At June 30, 2008, the Company had cash balances of $3.1 million and working capital of $6.7 million (see attached balance sheet). The Company has the full amount available on its $10 million revolving credit facility.

Corporate Governance
Allen L. Stevens, previously Vice Chairman, has been elected Chairman. Mr. McCown will serve as Vice Chairman. The board believes that separating the roles of CEO and chairman with an independent director acting as chairman fits with optimum corporate governance as practiced by a growing number of public companies.

Conference Call
Trailer Bridge will discuss second quarter results in a conference call today at 5:00 PM (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or click:
http://investor.shareholder.com/media/eventdetail.cfm?mediaid=32422&c=TRBR&mediakey=0BB4602A49F5BF355BB7C146F1C93238&e=0.

The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Without limitation, these risks and uncertainties include the risks of changes in the price of fuel, changes in fuel surcharge levels, economic recessions, severe weather, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)

###

Trailer Bridge, Inc.	Page 3
August 4, 2008

TRAILER BRIDGE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
OPERATING REVENUES	$33,898,265	$29,555,590	$64,307,507	$56,396,094
OPERATING EXPENSES:
Salaries, wages, and benefits	4,385,605	4,347,827	8,589,758	8,329,482
Purchased transportation and other rents	8,487,342	6,666,519	16,258,256	13,017,358
Fuel	8,083,638	3,907,728	15,239,592	7,516,179
Operating and maintenance (exclusive of depreciation & dry-docking
shown separately below)	6,324,216	5,734,173	12,438,143	11,178,906
Dry-docking	(61,701)	–	236,525	4,544
Taxes and licenses	141,384	144,078	277,815	187,912
Insurance and claims	817,718	771,836	1,539,195	1,612,605
Communications and utilities	196,960	131,601	379,441	308,054
Depreciation and amortization	1,539,060	1,336,243	3,077,979	2,712,003
Loss (gain) on sale of assets	24,808	(82)	92,157	51,081
Other operating expenses	1,750,483	1,258,633	3,277,814	2,461,039

	31,689,513	24,298,556	61,406,675	47,379,163

OPERATING INCOME	2,208,752	5,257,034	2,900,832	9,016,931
NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,577,902)	(2,543,289)	(5,174,810)	(5,162,968)
Interest income	39,143	172,575	85,756	364,401

(LOSS) INCOME BEFORE BENEFIT (PROVISION) FOR
INCOME TAXES	(330,007)	2,886,320	(2,188,222)	4,218,364
BENEFIT (PROVISION) FOR INCOME TAXES	746	(4,759,999)	36,406	(4,766,453)

NET LOSS	$(329,261)	$(1,873,679)	$(2,151,816)	$(548,089)

PER SHARE AMOUNTS:
NET LOSS PER SHARE BASIC	$(0.03)	$(0.16)	$(0.18)	$(0.05)

NET LOSS PER SHARE DILUTED	$(0.03)	$(0.16)	$(0.18)	$(0.05)

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,937,812	11,851,164	11,937,590	11,819,815

SHARES OUTSTANDING DILUTED	11,937,812	11,851,164	11,937,590	11,819,815

Trailer Bridge, Inc.	Page 4
August 4, 2008

TRAILER BRIDGE, INC.
CONDENSED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,067,627	$1,932,535
Trade receivables, less allowance for doubtful
accounts of $476,714 and $1,010,341	16,668,769	15,794,534
Prepaid and other current assets	2,822,287	2,719,522
Deferred income taxes, net	252,775	202,001

Total current assets	22,811,458	20,648,592
Property and equipment, net	90,820,836	93,762,574
Other assets	8,136,208	8,435,280

TOTAL ASSETS	$121,768,502	$122,846,446

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Current Liabilities:
Accounts payable	$5,844,163	$6,918,764
Accrued liabilities	7,211,373	5,961,347
Unearned revenue	846,141	446,774
Current portion of long-term debt	2,194,291	2,008,220

Total current liabilities	16,095,968	15,335,105
Long-term debt, less current portion	106,229,983	106,098,506

TOTAL LIABILITIES	122,325,951	121,433,611

Commitments and contingencies
Stockholders' Equity (Capital Deficit):
Preferred stock, $.01 par value, 1,000,000, shares authorized;
no shares issued or outstanding	–	–
Common stock, $.01 par value, 20,000,000 shares
authorized; 11,937,921 and 11,931,564 shares issued and
outstanding	119,379	119,316
Additional paid-in capital	53,258,112	53,076,644
Deficit	(53,934,940)	(51,783,125)

TOTAL STOCKHOLDERS' (CAPITAL DEFICIT) EQUITY	(557,449)	1,412,835

TOTAL LIABILITIES AND STOCKHOLDERS' (CAPITAL DEFICIT) EQUITY	$121,768,502	$122,846,446

See accompanying notes to condensed unaudited financial statements